[GRAPHIC OMITTED]                                        FILED#C5713-99
DEAN HELLER                                                SEP 29 2004
SECRETARY OF STATE                                       IN THE OFFICE OF
204 NORTH CARSON STREET, SUITE 1                         /s/ Dean Heller
CARSON CITY, NEVADA 89701-4299                   DEAN HELLER, SECRETARY OF STATE
(775) 684 5708
WEBSITE: SECRETARYOFSTATE.BIZ

----------------------------------------
     CERTIFICATE OF CORRECTION
   (PURSUANT TO NRS 78,78A, 80, 81,
  82, 84, 86, 87, 58, 88A, 89 AND 92A)
----------------------------------------

IMPORTANT: READ ATTACHED INSTRUCTIONS
 BEFORE COMPLETING FORM.                      ABOVE SPACE IS FOR OFFICE USE ONLY

                            CERTIFICATE OF CORRECTION
                            -------------------------
      (PURSUANT TO NRS 78, 78A, 80, 81,82, 84,86, 87, 88, 88A, 89 AND 92A)
1. The name of the ENTITY for which correction is being made:
--------------------------------------------------------------------------------
PALOMAR ENTERPRISES, INC.
--------------------------------------------------------------------------------
2. Description of the original document for which correction is being made:
--------------------------------------------------------------------------------
CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
--------------------------------------------------------------------------------
3. Filing date of the original document for                ---------------------
   which correction is being made:                           JUNE 03,2004
                                                           ---------------------
4. Description of the inaccuracy or defect.
--------------------------------------------------------------------------------
Certificate of Amendment to the Articles of Incorporation, as originally filed on June 3, 2004, incorrectly stated the number of shares of preferred stock which the Company is authorized to issue as 5,000,000 shares. In fact, the Company's board of directors and shareholders have previously approved an increase in the number of shares of preferred stock which the Company is authorized to issue to 100,000,000 shares, as set forth in the Company's Information statement dated July 5, 2003.


--------------------------------------------------------------------------------
5. Correction of the inaccuracy or defect.
--------------------------------------------------------------------------------
Paragraph 1 of Article III, as previously amended, is hereby further amended to read in its entirety as follows:

1. Authorized Stock. The total number of shares of stock with the Company shall have authority to issue is 9,100,000,000 constiting of 9,000,000,000 shares of common stock, per value $0.001 per share (the "Common Stock") and 100,000,000 shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock").


--------------------------------------------------------------------------------
6. Signature:
                             ------------------------     ----------------------
/s/ illegible                President                    9-29-04
--------------------------   ------------------------     ----------------------
AUTHORIZED SIGNATURE          TITLE *                     DATE

*lf entity is a Corporation, it must be signed by an Officer if stock has been issued, OR an Incorporator or Director if stock has not been issued; a Limited -Liability Company, by a manager or managing members; a Limited Partnership or Limited-Liability Limited Partnership, by a General Partner; a Limited-Liability Partnership, by a Managing Partner; a Business Trust, by a Trustee.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by                       Nevada Secretary of State
appropriate fees.                                             AM Correction 2003
See attached fee schedule.                                  Revised on: 10/24/03